SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made as of the date last below written by and among FARMERGY, INC. (the “Company”), Mark Green, Steve Barr and Solar Night Industries, Inc. (collectively the “Shareholders” or individually each a “Shareholder”). The following recitals form the basis of this Agreement and are made a material part hereof:

A. The Shareholders own the respective number of shares of the Common Stock of the Company set forth on Exhibit A to this Agreement, as may be amended, which shares constitute all of the current equity securities of the Company (together with any other equity securities of the Company which hereafter may be owned by Shareholders, the “Shares”); and

B. The Shareholders and the Company desire to make certain provisions relating to the rights of the Shareholders to purchase, transfer, encumber or otherwise acquire or dispose of the Shares.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.	Restrictions on Transfer and Issuance.

(a) General Restriction on Transfer. No Shareholder shall voluntarily or involuntarily sell, assign, transfer, give, bequeath, devise, donate or otherwise dispose of, or pledge, or otherwise encumber, in any manner, (each a “Transfer”) any of the Shares now or hereafter owned by such Shareholder except as expressly provided in this Agreement and in accordance with its terms and conditions.

(b) Permitted Transfer. Notwithstanding any other provision of this Agreement, a Shareholder may Transfer Shares if such Transfer is made to a revocable inter-vivos trust with respect to which the Shareholder is the grantor and sole trustee, or from such an inter-vivos trust which is a Shareholder to its grantor, without consent of the other Shareholders. For all purposes hereunder, a grantor of a revocable living trust and such trust shall be considered the same person. Any Shares Transferred pursuant to this Section shall continue to be subject to the provisions of this Agreement as if owned by the Shareholder from whom such Shares were originally Transferred.

2.  Right of First Refusal.

(a)  Bona Fide Offer to Purchase Shares. If any Shareholder desires to Transfer all or any of such Shareholder’s Shares, such Shareholder (the “Selling Shareholder”) shall first obtain a bona fide written offer, which such Shareholder desires to accept (the “Offer”) to purchase any of such Shareholder’s Shares for a fixed price. The Offer shall set forth its date, the proposed price per Share, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the prospective purchaser (the “Transferee”). The Selling Shareholder shall transmit copies of the Offer to the Company and to the other Shareholder(s) within 10 days after the Selling Shareholder’s receipt of the Offer.

(b)  Option of the Company. Transmittal of the Offer to the Company by the Selling Shareholder shall constitute an offer by the Selling Shareholder to sell all of such Shareholder’s Shares to the Company at the price and upon the terms set forth in the Offer, except that the closing of any such sale shall be in accordance with Section 8 hereof. For a period of 30 days after the submission of the Offer to the Company, the Company shall have the option, exercisable by written notice to the Selling Shareholder, to accept the Selling Shareholder’s offer as any or all of the Selling Shareholder’s Shares, or the Company’s option pursuant to this Subsection 3(b) shall lapse.

(c)  Options of Offeree Shareholders. In the event that the Company does not exercise its option with respect to all of the Shares in accordance with Subsection 3(b), the Selling Shareholder shall, within five (5) days following the earlier of: (i) notice from the Company of the Company’s decision not to accept the Selling Shareholder’s offer as to all of the Selling Shareholder’s Shares or (ii) expiration of the 30-day option period referred to in Subsection 3(b), give notice to the other Shareholder(s) of the Company’s action or failure to take action. By the giving of such notice, the Selling Shareholder shall be deemed to have offered in writing to sell all of the Selling Shareholder’s remaining Shares (those not to be sold to the Company) to the other Shareholder(s) (“Offeree Shareholders”) at the price and upon the terms set forth in the Offer, except that the closing of any such sale shall be in accordance with Section 8 hereof. For a period of 30 days after such offer by the Selling Shareholder to the Offeree Shareholder(s), the Offeree Shareholder(s) shall have options, exercisable by written notice to the Selling Shareholder to accept the Selling Shareholder’s Offer as to any remaining Selling Shareholder’s Shares. The Selling Shareholder’s Shares shall be allocated to and purchased by the Offeree Shareholders pro rata in the proportion that such Offeree Shareholder’s Shares bears to the Shares of all Shareholder(s) (or in such other proportions as the surviving Shareholders may agree upon among themselves).

(d)  Acceptance of the Offer. If, at the end of the option periods described in Subsections 2(b) and 2(c) options have not been exercised by the Company and/or the Offeree Shareholders to purchase any of the Selling Shareholder’s Shares, then any exercise of such options shall be null and void and the Selling Shareholder shall be free for a period of 40 days thereafter to close the sale of any of Selling Shareholder’s remaining Shares to the Transferee at the price and upon the terms and conditions set forth in the Offer. If the sale of such Shares is not closed within the aforesaid 40-day period, the Selling Shareholder shall not be permitted to sell such Shares without again complying with this Section 3.

3.  Closing. Unless otherwise agreed to by the parties or otherwise provided for herein, the closing of the sale and purchase of any Shares pursuant to the provisions of this Agreement (“Closing”) shall take place at the primary offices of the Company at 10:00 a.m. on the following applicable date, or at such other time and place as all parties to the Closing unanimously agree:

(a)	In the event of a purchase pursuant to Section 4 hereof, no later than 60 days after the appointment of a personal representative or administrator for the deceased Shareholder’s estate; or

(b)
In the event of a purchase under any other Section of this Agreement, no later than 60 days after the sooner to occur of the expiration or exercise of the Shareholder’s option to purchase pursuant to such Section.

4.	Right of Co-Sale.

(a) To the extent the Company and the Shareholders do not exercise their respective rights of refusal as to all of the Shares owned by a Selling Shareholder pursuant to Section 3, then each Shareholder (a "Tag Along Seller" for purposes of this Section 4) which notifies the Selling Shareholder in writing within thirty (30) days after receipt of the Transfer Notice referred to in Section 3, shall have the right to participate in such sale of Shares on the same terms and conditions as specified in the Transfer Notice. Such Tag Along Seller's notice to the Selling Shareholder shall indicate the number of Shares the Tag Along Seller wishes to sell under his, her or its right to participate. To the extent one or more of the Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Shares that the Selling Shareholder may sell in the Transfer shall be correspondingly reduced.

(b) Each Tag Along Seller may sell all or any part of that number of Shares equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Transfer Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by the Tag Along Seller on the date of the Transfer Notice and the denominator of which is the total number of shares of Common Stock owned by the Selling Shareholder and all Tag Along Sellers combined on the date of the Transfer Notice.

5.  Stock Certificates to be Marked with Legend. All certificates representing Shares now outstanding or hereafter issued by the Company shall be marked with the following legend for so long as the owner or the Shares are subject to any provision of this Agreement:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY AND OTHER SHAREHOLDERS OF THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE. THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.  Subsequent Shareholders to Become Bound. Before any person or entity not a party to this Agreement, including any person or entity to whom transfers of Shares may be made hereunder, may be entitled to be a Shareholder of the Company, such person or entity shall be required first to execute and deliver to the Company an agreement pursuant to which such person or entity agrees to be bound by all of the terms and conditions of this Agreement (as it may have then been amended), thereby becoming a party to this Agreement as though named herein as a “Shareholder,” and the failure of any such person or entity so to do shall preclude such person or entity from becoming a Shareholder of the Company. The Company shall update Exhibit A attached hereto upon the addition of any Shareholders.

7.	Termination of Agreement.

(a) Termination Events. This Agreement and all restrictions on Transfer created hereby shall terminate on the occurrence of any of the following events: (i) the bankruptcy or dissolution of the Company, (ii) a single Shareholder becoming the owner of all of the Shares of the Company which are then subject to this Agreement, or (iii) the written consent of the Company and all of the Shareholders.

(b) Option to Purchase Policies Upon Termination. Upon the termination of this Agreement, each Shareholder shall have the right within 30 days after termination to purchase from the Company any insurance policy or policies on such Shareholder’s life or insuring such Shareholder from disability owned by the Company, for cash in the amount equal to the interpolated terminal reserve and any dividend credits outstanding as of the date of the termination of this Agreement, less any indebtedness against such policies, plus the proportionate part of the gross premium last paid before such date which covers the period extending beyond that date. This right may be exercised at any time by the payment of the purchase price to the Company, and, if the right is not so exercised within the time allowed, it shall lapse. Upon receipt of the purchase price, the Company shall execute and deliver to the purchasing Shareholder all instruments necessary to transfer the policies to the purchasing Shareholder. If the policy or policies have no outstanding cash surrender value, then the purchasing Shareholder shall be entitled to receive the policy or policies without cost to that Shareholder (except for the payment of any unearned portion of any premium that may have been paid thereon). Notwithstanding the foregoing, the insurance policies which the various parties may from time to time have the right to purchase from the Company pursuant to the provisions of this Section shall not include any insurance policy owned by the Company and held or designated by the Company for use for some definite purpose other than funding the purchase of Shares pursuant to this Agreement.

(c)  Effect of Termination. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination hereof.

8.	Miscellaneous.

(a) Indulgences. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of Missouri, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

(c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as FedEx, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, to the Company at its primary business address, and to the Shareholders at each Shareholders mailing address as listed with the records of the Company. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other parties in conformity with the provisions of this Section for the giving of notice.

(d)  Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)  Assignments Prohibited. No party shall assign or suffer or permit an assignment, by operation of law or otherwise, of its rights or obligations under or interest in this Agreement without the prior written consent of the other party.

(f)  Entire Agreement. This Agreement together with the related agreements referred to herein contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(g)  Amendments and Modifications. This Agreement may not be amended or modified other than by an agreement in writing signed by all of the parties.

(h)  Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

(i)  Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

(j)  Wills; Spousal Consents. Each Shareholder shall insert in such Shareholder’s will or revocable living trust, or execute a codicil or amendment thereto, directing and authorizing the personal representative or trustee to cause the estate of the Shareholder to fulfill and comply with all the provisions of this Agreement. Each married Shareholder shall obtain the consent and approval of such Shareholder’s spouse to the provisions of this Agreement.

(k)  Agreement Drafted by Attorney Representing the Company. The Shareholders each acknowledge that the law firm of Sauerwein, Simon, Blanchard & Kime, P.C. prepared this Shareholder Agreement in a capacity as counsel to the Company and that each Shareholder: (i) has been advised that a conflict may exist among the interests of different Shareholders regarding this agreement; and (ii) has had the opportunity to seek the advice of independent counsel.

(l)  Shareholder Agreement Regarding Mark Green; Salary. Commencing January 1, 2007, Mark Green’s annual salary as an employee of the Company shall initially be set at $75,000, and may be increased or decreased only upon the vote of all of the Shareholders.

(m)  Shareholder Agreement Regarding Board of Directors. At all times during the term of this Agreement, the Shareholders shall vote their Shares to elect Steve Barr, Mark Green and Jason Loyet as members of the Board of Directors and shall not vote to remove any of such.

(n)  Officers. The Shareholders shall be entitled to appoint officers to the Company, provided that if there is any change in the President of the Company all of the Shareholders shall be required to approve such change.

(o)  Additional Capital Contributions. No Shareholder shall have any obligation to contribute any further capital to the capital to the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of October 13 2006.

COMPANY:                                                                        FARMERGY, INC.

By: Mark Green, President

SHAREHOLDERS:                                                            __________________________________________
Mark Green

__________________________________________
Steve Barr

SOLAR NIGHT INDUSTRIES, INC.

__________________________________________
Jason Loyet, President

Exhibit A

Shareholders

Shareholder	Number of Shares Owned

1. Steve Barr	40,000
2. Mark Green	40,000
3. Solar Night Industries, Inc.	20,000